EXHIBIT 11

       Statement Regarding Computation of Per Share Earnings
              (In millions, except per share amounts)

                                            Primary
_________________________________________________________________

                               Quarter Ended    Nine Months Ended
                                September 30       September 30
                                1997     1996      1997     1996
_________________________________________________________________

Common stock                     85.2     84.4      85.0     84.1
Common stock options              -        0.6       -        0.8
$25 Warrants                      -        -         -        -
5 1/4% Debentures                 -       12.3       -        8.2
___________________________________________________________________
Weighted average common and
    common equivalent shares     85.2     97.3      85.0     93.1
===================================================================
Net income (loss) available
    to common stockholders    $(326.5) $  23.1   $(273.8) $  66.6
Add after-tax interest
    on 5 1/4% Debentures          -        3.1       -        6.1
___________________________________________________________________

Adjusted net income (loss)    $(326.5) $  26.2   $(273.8) $  72.7
===================================================================

Earnings (loss) per share     $ (3.83) $  0.27   $ (3.22) $  0.78
=================================================================


                                         Fully Diluted
_________________________________________________________________

                               Quarter Ended     Nine months Ended
                                September 30        September 30
                                1997     1996      1997     1996
_________________________________________________________________
Common stock                     85.2     84.4      85.0     84.1
Common stock options              -        0.6       -        0.8
$25 Warrants                      -        -         -        -
5 1/4% Debentures                 -       12.3       -        8.2
_________________________________________________________________
Weighted average common and
  common equivalent shares       85.2     97.3      85.0     93.1
=================================================================

Net income (loss) available to
    common stockholders       $(326.5) $  23.1   $(273.8) $  66.6
Add after-tax interest on
    5 1/4% Debentures             -        3.1       -        6.1
_________________________________________________________________

Adjusted net income           $(326.5) $  26.2   $(273.8) $  72.7
=================================================================

Earnings (loss) per share     $ (3.83) $  0.27   $ (3.22) $  0.78
=================================================================